Exhibit 99.1

Columbia Care Reports Second Quarter 2022 Results

Quarterly Revenue of $129.6 Million, an Increase of 5% QoQ and 18% YoY

Gross Profit of $50.8 Million, an Increase of 17% YoY

Adjusted EBITDA1 of $12.0 Million and YTD Adjusted EBITDA Margin1 of 11%

Expected to Be Last Quarterly Results before Announcing Divestitures Related to Combination with Cresco

NEW YORK, N.Y., August 15, 2022 – Columbia Care Inc. (NEO: CCHW) (CSE: CCHW) (OTCQX: CCHWF) (FSE: 3LP) (“Columbia Care” or the “Company”) today reported financial and operating results for the second quarter ended June 30, 2022. All financial information presented in this release is in U.S. GAAP, unaudited and in thousands of U.S. dollars, unless otherwise noted, and comparisons to prior quarter and prior year are made on an as-converted basis under U.S. GAAP, unless otherwise noted.

“In these challenging times, Columbia Care achieved exceptional results in several key markets that serve as meaningful, positive long-term indicators. Despite the economic headwinds and challenges that were particularly impactful in our most mature markets, we saw surprising resilience across the country, in addition to outstanding performance in our highest growth, emerging markets. We delivered solid organic topline growth of 5% sequentially to reach $130 million in revenue for the quarter, an increase of 18% over Q2 2021. New Jersey, the most recent state to launch adult use, was a primary driver in sequential revenue growth, along with Virginia and West Virginia, where we are the number one wholesaler and retailer in these rapidly-expanding medical markets” said Nicholas Vita, CEO of Columbia Care.

Vita continued, “Sixteen of our seventeen U.S. markets generated positive EBITDA in the quarter and twelve markets saw sequential improvement in gross margin. Excluding California and Colorado, our EBITDA margin would have been over 500 basis points higher for the quarter. We continued to drive the organization forward by capitalizing upon growth from emerging markets as they transition to more favorable regulatory environments, leveraging our expanding scale, and implementing strategies in mature markets to consolidate supply and distribution channels.”

“For the remainder of 2022, Columbia Care will execute against our strategic priorities while completing the steps necessary to close the merger with Cresco on time. The integration planning process has brought an overwhelming sense of excitement and momentum. As a founder of Columbia Care, seeing our organizations collaborate so well has been humbling and deeply gratifying. Our shared vision has enabled both organizations to focus on the range of opportunities that lay before us and meet the future with clarity, momentum and capabilities that will drive outsized shareholder value for years to come. The embedded growth and sustainable margin opportunity being unlocked by this combination will be a gamechanger.”

Second Quarter 2022 U.S. GAAP Financial Highlights (in $ thousands, excl. margin items):

	Q2 2022	Q1 2022	Q2 2021[3]	% QoQ	% YoY
Revenue	$129,571	$123,087	$109,744	5.3%	18.1%
Gross Profit	$50,848	$56,627	$43,339	-10.2%	17.3%
Adj. Gross Profit[1,2]	$55,118	$56,627	$47,678	-2.7%	15.6%
Adj. Gross Margin[1,2]	42.5%	46.0%	43.4%	-347 bps	-91 bps
EBITDA[2]	$(3,996)	$6,606	$(982)	N/A	N/A
Adj. EBITDA[2]	$12,029	$16,832	$16,422	-28.5%	-26.8%

[1]	See “Non-GAAP Financial Measures” in this press release for more information regarding the Company’s use of non-GAAP financial measures.
[2]	Excludes $4.3 million in Q2 2022 related to inventory revaluation adjustments and $1.4 million in Q2 2021 related to the mark-up of inventory acquired in acquisitions.
[3]	Figures for Q2 2021 are Combined, including dispensary and manufacturing operations in Ohio, Non-GAAP. Gross Profit is as reported in Q2 2021.

Top 5 Markets by Revenue in Q2[4]: California, Colorado, Massachusetts, Pennsylvania, Virginia

Top 5 Markets by Adjusted EBITDA in Q2[4]: Maryland, Massachusetts, Ohio, Pennsylvania, Virginia

[4]	Markets are listed alphabetically

Operational Highlights for Second Quarter 2022

Building scale with continued retail growth:

•	In April, launched adult use sales in New Jersey with limited hours; expanded to full adult use hours in June 2022; revenue in New Jersey more than doubled sequentially

•	Completed expansion of Jefferson Park dispensary in Illinois, adding more than 1,700 sqft and converted to the Cannabist retail experience

•	Celebrated rebrand of Portsmouth, Virginia location to Cannabist, the 31st in the nation

•	Retail revenue increased 4% over Q1 2022, led by New Jersey, Virginia and West Virginia

•	Wholesale revenue increased 11% sequentially, led by growth in Pennsylvania and West Virginia

•	Total of 84 active retail locations in operation; no new locations opened in Q2 2022

•	Additional dispensaries in development include 8 in Virginia, 1 in West Virginia, and 1 in New Jersey

•	Expanded Gross Margin sequentially in 12 markets (AZ, DC, DE, FL, IL, MA, MO, NJ, NY, OH, UT, WV)

•	Despite a $6 million sequential decline in Colorado EBITDA, EBITDA increased sequentially in ten markets (DC, DE, FL, IL, MO, NJ, NY, OH, UT, WV)

Proven cultivation expertise and execution:

•

In Q2, operationalized second cultivation facility in New Jersey, adding approximately 270,000 square feet of cultivation and production capacity, as well as post-harvest automation equipment; first harvest from second cultivation site expected in Q3 2022

•

Continued to drive operational improvements and adherence to national cultivation SOPs, leading to an increase in yield of approximately 10 grams per square foot in finished flower across the cultivation portfolio in Q2, as well as reduction in overall cost per gram of production; achieved record potency across the portfolio, with approximately 100% increase in percentage of finished flower testing 22.5% THC or higher compared to October 2021

Sustained momentum on branding initiatives at retail and product levels:

•	In-house brands reached a record percentage of total revenue; owned brands made up 69% of flower sales at Columbia Care locations

•	In Q2, launched Seed & Strain and Classix in Colorado market; Classix is now available in 14 markets and Seed & Strain is now available in 13 markets

•	Subsequent to quarter close, launched a new loyalty program and mobile application, Stash Cash, in 14 markets

Update on Cresco Transaction & Milestones Achieved

•	Cleared federal Hart Scott Rodino antitrust review in May

•	Received overwhelming approval from our shareholders, with over 98% of the votes cast in favor of the transaction in July

•	Received approval from the Supreme Court of British Columbia in July

•

The asset divestiture process has been progressing as planned in terms of timeline and expectations for gross proceeds; moving through the final negotiations to sign definitive purchase and sale agreements, which we expect to announce in the next 30-45 days

•	Submitted regulatory approval/license transfer applications in over half of the jurisdictions that require approval

•

All targeted integration milestones are on track, in terms of integration and pre-close workstreams needed to plan for an efficient and effective combination to accommodate a close around the end of the year

•	Working with a third-party expert to independently determine any milestone obligation to gLeaf Medical given its potential impact on the exchange ratio

2022 Outlook

Anticipating business and financial reporting impacts and adjustments from the asset divestitures required for the Cresco transaction, ongoing economic headwinds, and assuming no material improvement in Colorado or California, Columbia Care is forecasting continued sequential top line growth of mid-single digits in every market in each of the next two quarters. In addition, the Company expects sequential improvements in market level EBITDA margin in the range of 150-250 basis points per quarter compared to our YTD results.

At this time, Columbia Care’s 2022 outlook does not assume any additional changes in the regulatory environment in markets where Columbia Care currently operates. This also excludes potential future market changes where a conversion from medical only to adult use is under consideration by a governor and/or legislature. Finally, although we have seen improvement in both Colorado and California in July and the beginning of August, we are not including any material changes in those markets – either of which would have a significant impact upon financial performance. See “Caution Concerning Forward-Looking Statements” below for further discussion. This new revised outlook replaces all prior outlook and guidance provided by the Company.

Conference Call and Webcast Details

The Company will host a conference call on Monday, August 15, 2022 at 8:00 a.m. ET to discuss financial and operating results for the second quarter.

To access the live conference call via telephone, participants must pre-register at https://register.vevent.com/register/BI0b0158b18e5f49faa0177ac08685119b. After registering, instructions will be shared on how to join the call for those who wish to dial in. A live audio webcast of the call will also be available in the Investor Relations section of the Company’s website at https://investors.columbia.care/ or at https://edge.media-server.com/mmc/p/jctimf4s.

A replay of the audio webcast will be available in the Investor Relations section of the Company’s website approximately 2 hours after completion of the call and will be archived for 30 days.

About Columbia Care

Columbia Care is one of the largest and most experienced cultivators, manufacturers and providers of cannabis products and related services, with licenses in 18 U.S. jurisdictions and the EU. Columbia Care operates 131 facilities including 99 dispensaries and 32 cultivation and manufacturing facilities, including those under development. Columbia Care is one of the original multi-state providers of medical cannabis in the U.S. and now delivers industry-leading products and services to both the medical and adult-use markets. In 2021, the company launched Cannabist, its new retail brand, creating a national dispensary network that leverages proprietary technology platforms. The company offers products spanning flower, edibles, oils and tablets, and manufactures popular brands including Seed & Strain, Triple Seven, gLeaf, Classix, Press, Amber and Platinum Label CBD. For more information on Columbia Care, please visit www.columbia.care.

Non-GAAP Financial Measures

In this press release, Columbia Care refers to certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit and Adjusted Gross Margin. These measures do not have any standardized meaning in accordance with U.S. GAAP and may not be comparable to similar measures presented by other companies. Columbia Care considers certain non-GAAP measures to be meaningful indicators of the performance of its business. These measures are not recognized measures under GAAP, do not have a standardized meaning prescribed by GAAP and may not be comparable to (and may be calculated differently by) other companies that present similar measures. Accordingly, these measures should not be considered in isolation from nor as a substitute for our financial information reported under GAAP. These non-GAAP measures are used to provide investors with supplemental measures of our operating performance and thus highlight trends in our business that may not otherwise be apparent when relying solely on GAAP measures. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented. We also recognize that securities analysts, investors and other interested parties frequently use non-GAAP measures in the evaluation of companies within our industry.

With respect to non-GAAP financial measures, the Company defines EBITDA as net income (loss) before (i) depreciation and amortization; (ii) income taxes; and (iii) interest expense and debt amortization. Adjusted EBITDA is defined as EBITDA before (i) share-based compensation expense; (ii) adjustments for acquisition and other non-core costs; (iii) fair value changes on derivative liabilities; and (iv) fair value mark-up for acquired inventory. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenue. Adjusted Gross Profit is defined as gross profit before the fair mark-up for acquired inventory. Adjusted Gross Margin is defined as gross margin before the fair mark-up for acquired inventory.

The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure may provide a more complete understanding of factors and trends affecting the Company’s business. The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures are included in this press release and a further discussion of some of these items will be contained in our quarterly report on Form 10-Q.

Caution Concerning Forward-Looking Statements

This press release contains certain statements that constitute forward-looking information or forward looking statements within the meaning of applicable securities laws and reflect the Company’s current expectations regarding future events. Statements concerning Columbia Care’s objectives, goals, strategies, priorities, intentions, plans, beliefs, expectations and estimates, and the business, operations, financial performance and condition of the Company are forward-looking statements. The words “believe”, “expect”, “anticipate”, “estimate”, “intend”, “may”, “will”, “would”, “could”, “should”, “continue”, “plan”, “goal”, “objective”, and similar expressions and the negative of such expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward looking statements in this press release include, among others, statements related to: the timing for closing of the Cresco transaction, expectations related to growth and financial numbers including EBITDA, benefits of the Cresco transaction, ongoing business expectations, and timing for signing divestiture agreements.

The Company has made assumptions with regard to its ability to execute on initiatives, which although considered reasonable by the Company, may prove to be incorrect and are subject to known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied by any forward-looking information. Forward-looking information involves numerous assumptions, including assumptions on the satisfaction of the conditions precedent to the closing of the Cresco transaction; the receipt of any necessary regulatory approvals in connection with the Cresco transaction; the impact of the Cresco transaction on the Company’s current and future operations, financial condition and prospects; the value of the Cresco Labs shares; the costs of the Cresco transaction and potential payment of a termination fee in connection with the Cresco transaction; the ability to successfully integrate with the operations of Cresco Labs and realize the expected benefits of the Cresco transaction; the fact that marijuana remains illegal under federal law; the application of anti-money laundering laws and regulations to the Company; legal, regulatory or political change to the cannabis industry; access to the services of banks; access to public and private capital; unfavorable publicity or consumer perception of the cannabis industry; expansion into the adult-use markets; the impact of laws, regulations and guidelines; the impact of Section 280E of the Internal Revenue Code; the impact of state laws pertaining to the cannabis industry; the Company’s reliance on key inputs, suppliers and skilled labor; the difficulty of forecasting the Company’s sales; constraints on marketing products; potential cyber-attacks and security breaches; net operating loss and other tax attribute limitations; the impact of changes in tax laws; the volatility of the market price of the Common Shares; reliance on management; litigation; future results and financial projections; the impact of global financial conditions and disease outbreaks; projected revenue and expected gross margins, capital allocation, EBITDA break even targets and other financial results; growth of the Company’s operations via expansion; expectations for the potential benefits of any transactions including the acquisition of Green Leaf Medical and Medicine Man; statements relating to the business and future activities of, and developments related to, the Company after the date of this press release, including such things as future business strategy, competitive strengths, goals, expansion and growth of the Company’s business, operations and plans; expectations that planned transactions (including the Cresco transaction) will be completed as previously announced; expectations regarding cultivation and manufacturing capacity; expectations regarding receipt of regulatory approvals; expectations that licenses applied for will be obtained; potential future legalization of adult-use and/or medical cannabis under U.S. federal law; expectations of market size and growth in the U.S. and the states in which the Company operates; expectations for other economic, business, regulatory and/or competitive factors related to the Company or the cannabis industry generally; and other events or conditions that may occur in the future.

Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as at the date they are made and are based on information currently available and on the then current expectations. Holders of securities of the Company are cautioned that forward-looking statements are not based on historical facts but instead are based on reasonable assumptions and estimates of management of the Company at the time they were provided or made and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Securityholders should review the risk factors discussed under “Risk Factors” in Columbia Care’s Form 10 dated May 9, 2022, filed with the applicable securities regulatory authorities and described from time to time in documents filed by the Company with Canadian and U.S. securities regulatory authorities.

The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose. In particular, but without limiting the foregoing, disclosure in this press release as well as statements regarding the Company’s objectives, plans and goals, including future operating results and economic performance may make reference to or involve forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. A number of factors could cause actual events, performance or results to differ materially from what is projected in the forward-looking statements. No undue reliance should be placed on forward-looking statements contained in this press release. Such forward-looking statements are made as of the date of this press release. Columbia Care undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The Company’s forward-looking statements are expressly qualified in their entirety by this cautionary statement.

Certain information in this press release, including the section entitled “2022 Outlook” may be considered as “financial outlook” within the meaning of applicable securities legislation including the revenue and Adjusted EBITDA guidance. The purpose of this financial outlook is to provide readers with disclosure regarding Columbia Care’s reasonable expectations as to the anticipated results of its proposed business activities for the periods indicated. Readers are cautioned that the financial outlook may not be appropriate for other purposes.

Investor Contact

Lee Ann Evans

SVP, Capital Markets

ir@col-care.com

Media Contact

Lindsay Wilson

VP, Communications

+1.978.662.2038

media@col-care.com

TABLE 1 - CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in US $ thousands, except share and per share figures, unaudited)

	Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
Revenue	$129,571	$123,087	$102,387
Cost of sales	(78,723)	(66,460)	(59,288)
Cost of sales related to business combination fair value adjustments to inventory	—	—	(1,352)

Gross profit	50,848	56,627	41,747
Selling, general and administrative expenses	(72,956)	(71,292)	(52,503)

Loss from operations	(22,108)	(14,665)	(10,756)
Other income (expense), net	(13,445)	(12,609)	(5,051)
Income tax benefit (expense)	(18,702)	(632)	(2,850)

Net loss	(54,255)	(27,906)	(18,657)
Net loss attributable to non-controlling interests	(427)	(1,270)	(513)

Net loss attributable to Columbia Care shareholders	(53,828)	(26,636)	(18,144)
Weighted average common shares outstanding - basic and diluted	394,023,144	376,397,260	376,484,304
Earnings per common share attributable to Columbia Care shareholders - basic and diluted	$(0.14)	$(0.07)	$(0.05)

TABLE 2 - RECONCILIATION OF US GAAP TO NON-GAAP MEASURES

(in US $ thousands, unaudited)

	Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
Net loss	$(54,255)	$(27,906)	$(18,657)
Income tax expense	18,702	632	2,850
Depreciation and amortization	20,058	21,210	9,202
Net interest and debt amortization	11,499	12,670	5,623

EBITDA (Non-GAAP)	$(3,996)	$6,606	$(982)
Share-based compensation	$7,678	$6,374	$5,548
Adjustments for acquisition and other non-core costs	14,727	3,169	4,903
Fair value changes on derivative liabilities	(6,380)	683	(2,092)
Fair value mark-up for acquired inventory		—	1,352

Adjusted EBITDA (Non-GAAP)	$12,029	$16,832	$8,729

TABLE 3 - CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(in US $ thousands, unaudited)

	Three Months Ended
	June 30, 2022	March 31, 2022
Net cash used in operating activities	$(71,961)	$(27,822)
Net cash used in investment activities	(28,127)	(29,555)
Net cash provided by financing activities	13,454	144,253

TABLE 4 - CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (SELECT ITEMS)

(in US $ thousands, unaudited)

	Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
Cash	$81,440	$168,424	$148,750
Total current assets	256,110	323,883	292,805
Property and equipment, net	373,877	355,968	213,138
Right of use assets	254,849	250,413	229,986
Total assets	1,420,465	1,482,443	1,393,780
Total current liabilities	138,499	222,835	216,101
Total liabilities	892,496	952,743	791,319
Total equity	527,969	529,700	602,461